Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intelligent Systems Corporation

Norcross, GA

We hereby consent to the incorporation by reference in the registration statements on Form S-8 No. 333-58134 and No. 333-32157 of our report dated February 18, 2015, except for Note 7 and Note 18, as to which the date is March 17, 2015, relating to the consolidated financial statements of Intelligent Systems Corporation and Subsidiaries (the “Company”) appearing in the Company’s annual report on Form 10-K/A for the year ended December 31, 2014.

 /s/ Habif, Arogeti & Wynne, LLP

Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

March 17, 2015